Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 ofMercurity Fintech Holding Inc. (the "Company") of our report dated April 25, 2023, with respect to the consolidated :financial statements of the Company for the year ended December 31, 2020 and 2021, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ Shanghai Perfect C.P.A. Partnership

Shanghai Perfect C.P.A. Partnership

Shanghai, China

May 30, 2023